                                                              EXHIBIT 99-24(a).

EQUITY T FUND

STATEMENT OF ASSETS AND LIABILITIES

December 31, 1996

ASSETS
Investments at market (identified cost $19,219,147)
  (Note 2) .................................................... $19,916,598
Receivables:
  Dividends ...................................................      38,364
  Investments sold ............................................   1,003,938
  From Manager (Note 4) .......................................      30,139
Prepaid expenses ..............................................      25,234
Deferred organization expenses (Note 2) .......................      23,292
                                                                ------------

    Total Assets ..............................................  21,037,565

LIABILITIES
Payables:
  Investments purchased .................... $1,002,390
  Accrued fees to affiliates (Note 4) ......     59,107
  Other accrued expenses ...................     44,679
                                             ----------
    Total Liabilities .........................................   1,106,176
                                                                -----------
NET ASSETS .................................................... $19,931,389
                                                                ===========

NET ASSETS CONSIST OF;
Accumulated net realized gain (loss) .......................... $   (25,924)
Unrealized appreciation (depreciation on:
  Investments .................................................     697,451
Shares of beneficial interest .................................      18,790
Additional paid-in capital ....................................  19,241,072
                                                                -----------
NET ASSETS .................................................... $19,931,389
                                                                ===========
Net asset value, offering and redemption price per share
  ($19,931,389 divided by 1,878,997 shares of $.01 par value
  shares of beneficial interest outstanding) ..................    $10.61
                                                                ===========


       The accompanying notes are an integral part of the financial statements.

Equity T Fund

Statement of Operations
For the Period October 7, 1996 (Commencement of Operations) to December 31, 1996


INVESTMENT INCOME
Income:
        Dividends...........................................................   $    56,875
        Dividends from Money Market Fund (Note 5)...........................        18,010
                                                                               -----------
           Total Income.....................................................        74,885

Expenses (Note 2 and 4):
        Management fees......................................... $    21,443
        Custodian fees..........................................      24,239
        Transfer agent fees.....................................       2,903
        Professional fees.......................................      12,087
        Registration fees.......................................      14,074
        Amortization of deferred organization expenses..........       1,137
        Miscellaneous...........................................       4,990
                                                                 -----------
        Expenses before reductions..............................      80,873
        Expense reductions (Note 4).............................     (52,282)
                                                                 -----------
            Total Expenses..................................................        28,591
                                                                               -----------

Net investment income.......................................................        46,294
                                                                               -----------

REALIZED AND UNREALIZED
        GAIN (LOSS) ON INVESTMENTS (NOTES 2 AND 3)
Net realized gain (loss) from investments...................................       (25,924)
Net change in unrealized appreciation or depreciation of investments........       697,451
                                                                               -----------
Net gain (loss) on investments..............................................       671,527
                                                                               -----------
Net increase (decrease) in net assets resulting from operations.............   $   717,821
                                                                               ===========


The accompanying notes are an integral part of the financial statements.

EQUITY T FUND

STATEMENT OF CHANGES IN NET ASSETS

For the Period October 7, 1996 (Commencement of Operations) to December 31, 1996


INCREASE (DECREASE) IN NET ASSETS
Operations:
        Net investment income.............................................   $    46,294
        Net realized gain (loss)..........................................       (25,924)
        Net change in unrealized appreciation or depreciation.............       697,451
                                                                              ----------
Net increase (decrease) in net assets resulting from operations...........       717,821

Distributions to shareholders:
        Net investment income.............................................       (46,294)
        In excess of net investment income................................        (2,336)
Increase (decrease) in net assets from Fund share transactions (Note 6)...    19,262,198
                                                                              ----------
INCREASE (DECREASE) IN NET ASSETS.........................................    19,931,389
Net assets at beginning of period.........................................            --
                                                                              ----------

NET ASSETS AT END OF PERIOD...............................................   $19,931,389
                                                                             ===========










   The accompanying notes are an integral part of the financial statements.

EQUITY T FUND

FINANCIAL HIGHLIGHTS

The following table includes selected data for a share outstanding throughout the period and other performance information derived from the financial statements.

                                                                      1996*
                                                                    ---------
NET ASSET VALUE, BEGINNING OF PERIOD..............................  $   10.00
                                                                    ---------

INCOME FROM INVESTMENT OPERATIONS:
        Net investment income....................................         .03
        Net realized and unrealized gain (loss) on investments...         .61
                                                                   ----------
        Total income From Investment Operations..................         .64
                                                                   ----------
LESS DISTRIBUTIONS:
        Net Investment income....................................        (.03)
        In excess of net investment income.......................        (.00)
                                                                   ----------
        Total Distributions......................................        (.03)
                                                                   ----------
PLUS REDEMPTION FEES: (Notes 2 and 6)............................         .00
                                                                   ----------
NET ASSET VALUE, END OF PERIOD...................................  $    10.61
                                                                   ==========

TOTAL RETURN (%)(a)(c)...........................................        6.10

RATIOS (%)/SUPPLEMENTAL DATA:
        Operating expenses, net, to average net assets (b)(c)....        1.00
        Operating expenses, gross, to average net assets (b)(c)..        2.83
        Net investment income to average net assets (b)(c).......        1.62
        Portfolio turnover (b)...................................        8.86
        Net assets, end of period ($000 omitted).................      19,931
        Average commission rate paid per share
                of security ($ omitted)..........................       .0301
        Per share amount of fees waived ($ omitted)..............       .0143
        Per share amount of fees reimbursed......................       .0194

* For the period October 7, 1996 (commencement of operations) to December 31, 1996.
(a)     Periods less than one year are not annualized.
(b) The ratios for the period October 7, 1996 (commencement of operations) to December 31, 1996 are annualized.
(c) Fund performance, operating expenses, and net investment income are reported net of investment management fees paid to the Manager or money managers, but gross of any investment services fees. See Note 4.